                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

                                 August 1, 1996
                Date of Report (Date of earliest event reported)

                                 CKS GROUP, INC.
             (Exact name of registrant as specified in its charter)


              Delaware                            0-27090                          77-0385435
              --------                            -------                          ----------
  (State or other jurisdiction of        (Commission File Number)        (I.R.S. Employer Identification
           incorporation)                                                             No.)


                               10441 Bandley Drive
                           Cupertino, California 95014
                    (Address of principal executive offices)

                                 (408) 366-5100
              (Registrant's telephone number, including area code)

         The undersigned Registrant hereby amends the following items, financial statements, exhibits, or other portions of its Current Report on Form 8-K, originally filed with the Securities and Exchange Commission on August 15, 1996 (the "Form 8-K") as set forth in the pages attached hereto.

ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS.

                  The following financial statements and exhibits are filed as part of this report, where indicated.

         (a) Financial statements of business acquired, prepared pursuant to Rule 3-05 of Regulation S-X:

                                                                           Page

                  Independent Auditors' Report                                3
                  Balance Sheets                                              4
                  Statements of Operations and Retained Earnings              5
                  Statements of Cash Flows                                    6
                  Notes to Financial Statements                               7

         (b) Pro forma financial information required pursuant to Article 11 of Regulation S-X:
                                                                           Page

                  Unaudited Pro Forma Consolidated Balance Sheet             12
                  Unaudited Pro Forma Consolidated Statements of Operations 13 Notes to Pro Forma Consolidated Financial Information 14

         (c)      Exhibits in accordance with Item 601 of Regulation S-K:

         Exhibits.

                  2.1 Agreement and Plan of Reorganization, dated as of June 7, 1996, by and among CKS Group, Inc., a Delaware corporation, Schell/Mullaney, Inc., a New York corporation, SMI Acquisition Corp., a New York corporation, Michael Schell and Brian Mullaney.

                           (Confidential Treatment Requested).

                  23.1     Consent of Independent Auditors.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
CKS Group, Inc.:

         We have audited the accompanying balance sheets of Schell/Mullaney, Inc. as of December 31, 1994 and 1995, and the related statements of operations and retained earnings, and cash flows for each of the years in the three-year period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Schell/Mullaney, Inc. as of December 31, 1994 and 1995, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1995, in conformity with generally accepted accounting principles.

                                /S/ KPMG PEAT MARWICK LLP

New York, New York
June 6, 1996

                              SCHELL/MULLANEY, INC.

                                 BALANCE SHEETS
                        (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                     DECEMBER 31,
                                                                   -----------------       JUNE 30,
                                                                   1994         1995         1996
                                                                   ----         ----         ----
                                                                                          (UNAUDITED)
                              ASSETS
Current assets:

   Cash and cash equivalents                                      $   --       $   --       $  389
   Accounts receivable                                             1,937        1,876        1,020
   Prepaid expenses and other current assets                          30           35           21
                                                                  ------       ------       ------
       Total current assets                                        1,967        1,911        1,430
Property and equipment, net                                          319          449          416
Note receivable from officer                                         500          500          500
Deposits                                                              16           69           87
                                                                  ------       ------       ------
       Total assets                                               $2,802       $2,929       $2,433
                                                                  ======       ======       ======

               LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:

   Accounts payable                                               $  303       $  209       $  345
   Accrued expenses                                                   15          112           27
   Billings in excess of expenditures                                783          383          506
   Current portion of notes payable                                  500          540           40
   Deferred income taxes                                              16           36           36
                                                                  ------       ------       ------
       Total current liabilities                                   1,617        1,280          954
Notes payable, less current portion                                   --          160          140
Deferred rent                                                        340          354          353
                                                                  ------       ------       ------
       Total liabilities                                           1,957        1,794        1,447
                                                                  ------       ------       ------

Commitments and contingencies
Shareholders' equity:

   Common stock; $1.00 par value; 20,000 shares authorized;
                100 shares issued and outstanding                     --           --           --

   Retained earnings                                                 845        1,135          986
                                                                  ------       ------       ------
                                                                     845        1,135          986
       Total shareholders' equity                                 ------       ------       ------

       Total liabilities and shareholders' equity                 $2,802       $2,929       $2,433
                                                                  ======       ======       ======

                 See accompanying notes to financial statements.

                             SCHELL/MULLANEY, INC.

                 STATEMENTS OF OPERATIONS AND RETAINED EARNINGS

                                 (IN THOUSANDS)

                                                                                                          SIX MONTHS
                                                                       YEAR ENDED                            ENDED
                                                                      DECEMBER 31,                          JUNE 30,
                                                           ---------------------------------           ------------------
                                                           1993          1994           1995           1995          1996
                                                           ----          ----           ----           ----          ----
                                                                                                           (UNAUDITED)

Revenues                                                $ 4,173        $ 4,624        $ 5,046        $ 2,338        $ 2,886
Operating expenses:
   Direct salaries and related expenses                   3,071          3,039          3,492          1,475          2,622
   Other direct operating expenses                          343            342            408            280            206
   General and administrative expenses                      693            603            602            169            204
                                                        -------        -------        -------        -------        -------
       Total operating expenses                           4,107          3,984          4,502          1,924          3,032
                                                        -------        -------        -------        -------        -------
       Operating income (loss)                               66            640            544            414           (146)
Other income (expense), net                                  36             36           (101)            (2)            (3)
                                                        -------        -------        -------        -------        -------
       Income (loss) before income taxes                    102            676            443            412           (149)
Income taxes                                                 54             61             75             --             --
                                                        -------        -------        -------        -------        -------
       Net income (loss)                                     48            615            368            412           (149)
Retained earnings at beginning of period                    357            230            845            845          1,135
Dividend to shareholders                                   (175)            --            (78)            --             --
                                                        -------        -------        -------        -------        -------
       Retained earnings at end of period               $   230        $   845        $ 1,135        $ 1,257        $   986
                                                        =======        =======        =======        =======        =======

Pro forma net income (loss) data (unaudited):

   Income (loss) before income taxes, as reported                                     $   443                       $  (149)

   Pro forma income tax expense (benefit)                                                 177                           (60)
                                                                                      -------                       -------

       Pro forma net income (loss)                                                    $   266                       $   (89)
                                                                                      =======                       =======

                See accompanying notes to financial statements.

                              SCHELL/MULLANEY, INC.

                           STATEMENTS OF CASH FLOWS

                                 (IN THOUSANDS)

                                                                                                     SIX MONTHS
                                                                                                       ENDED
                                                              YEAR ENDED DECEMBER 31,                 JUNE 30,
                                                              -----------------------                 --------
                                                         1993          1994           1995        1995        1996
                                                         ----          ----           ----        ----        ----
                                                                                                    (UNAUDITED)
Cash flows from operating activities:

   Net income (loss) ............................       $  48        $   615        $ 368        $ 412        $(149)

   Adjustments to reconcile net income to net cash provided by operating activities:

   Deferred taxes ...............................          (2)            12           20           --           --
   Depreciation and amortization ................         101            100          142           60           61
   Loss on disposal of property and equipment ...          --             --          125           --           --
   Changes in operating assets and liabilities:
     Accounts receivable ........................        (100)         2,859           61          786          856
     Prepaid expenses and other assets ..........          14            (14)         (58)        (156)          (4)
     Accounts payable ...........................         255         (3,844)         (94)         162          136
     Other liabilities ..........................         (29)           518         (289)        (437)          37
                                                        -----        -------        -----        -----        -----
       Net cash provided by operating activities          287            246          275          827          937
                                                        -----        -------        -----        -----        -----
Cash flows from investing activities:
   Purchases of property and equipment ..........         (78)          (122)        (397)        (159)         (28)
   Loan to officer ..............................          --           (500)          --           --           --
                                                        -----        -------        -----        -----        -----
       Net cash used in investing activities ....         (78)          (622)        (397)        (159)         (28)
                                                        -----        -------        -----        -----        -----
Cash flows from financing activities:
   Net borrowings (repayments) on line of  credit
    and notes payable ...........................         (75)           375          200         (500)        (520)
   Dividends paid ...............................        (175)            --          (78)          --           --
                                                        -----        -------        -----        -----        -----
       Net cash provided (used) by financing ....
         activities..............................        (250)           375          122         (500)        (520)
                                                        -----        -------        -----        -----        -----
Change in cash and cash equivalents .............         (41)            (1)        --            168          389
Cash and cash equivalents, beginning of period ..          42              1         --             --           --
                                                        -----        -------        -----        -----        -----
Cash and cash equivalents, end of period ........       $   1             --           --           --           --
                                                        =====        =======        =====        =====        =====
Cash paid:

   Interest .....................................       $  --             --            9            3           15
                                                        =====        =======        =====        =====        =====

   Income taxes .................................       $ 140             58           28            6           41
                                                        =====        =======        =====        =====        =====


                 See accompanying notes to financial statements.

                              SCHELL/MULLANEY, INC.

                          NOTES TO FINANCIAL STATEMENTS

   (INFORMATION AS OF AND FOR THE SIX MONTHS ENDED JUNE 30, 1995 AND 1996 IS
                                   UNAUDITED)

(1)      NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

         Nature of Business

         Schell/Mullaney, Inc. (the Company) is a New York advertising and marketing firm specializing in servicing technology companies.

         Cash Equivalents

         The Company considers all highly liquid investments purchased with an original maturity of 90 days or less to be cash equivalents.

         Fair Value of Financial Instruments

         The carrying amount of the Company's financial instruments, including accounts receivable, approximate fair value.

         Concentrations of Credit Risk

         Financial instruments which potentially subject the Company to a concentration of credit risk consist principally of accounts receivable. Accounts receivable from one client in the computer software industry was $1,637,000 as of December 31, 1995.

         Property and Equipment

         Property and equipment are stated at cost, net of accumulated depreciation and amortization. Property and equipment are depreciated using the five to seven year MACRS method which is not materially different from the methods required by generally accepted accounting principles. Leasehold improvements are amortized over the lesser of their useful lives or the remaining term of the related lease.

         Revenue Recognition

         Commissions, agency bonuses, and fees represent the principal sources of revenue derived from the placement of various forms of media and production. Fixed fee income is recognized on a straight line basis during the contract period. Commissions are generally recognized when media placements appear and when production is completed. Agency bonuses are awarded to the Company at the discretion of the client and amounted to $-0-, $625,000 and $1,538,000 in 1993, 1994 and 1995, respectively. Billings in excess of expenditures represent amounts billed in excess of costs incurred and estimated profit to be earned and are recorded as a liability.

         Fees earned from one client in the computer software industry approximated 90%, 75% and 86% of revenues in 1993, 1994 and 1995, respectively. The contract with this client expired in March 1996 and was renegotiated, extending the contract to April 1999. The client has the right to terminate the agreement with 90 days notice.

                              SCHELL/MULLANEY, INC.

         Income Taxes

         The Company is an S corporation, as defined by the Internal Revenue Service. No provision for federal income taxes has been made in the accompanying financial statements since any liability for such income taxes is that of the shareholders and not of the Company. Certain assets and liabilities have bases for income tax purposes that differ from the carrying value for financial reporting purposes, primarily due to the Company utilizing the cash basis of accounting for tax purposes. The Company is, however, subject to certain state and local alternative income taxes. The accompanying statement of income and retained earnings for the year ended December 31, 1995 includes a provision for income taxes on an unaudited pro forma basis as if the Company had been a C corporation fully subject to federal and state income taxes (see note 6).

         Use of Estimates

         Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

         Interim Financial Information

         The financial statements for the three months ended March 31, 1995 and 1996 are unaudited but include all adjustments (consisting of normal recurring adjustments), which are, in the opinion of management, necessary for a fair presentation.

(2)      PROPERTY AND EQUIPMENT

         Property and equipment included the following (in thousands):

                                                       DECEMBER 31,
                                                     ----------------
                                                     1994       1995
                                                     ----       ----
Furniture and fixtures .......................       $181       $238

Equipment ....................................        278        284
Leasehold improvements .......................        169        232
                                                     ----       ----

                                                      628        754
Less accumulated depreciation and amortization        309        305
                                                     ----       ----

                                                     $319       $449
                                                     ====       ====

         In conjunction with vacating its former facilities, the Company recorded a $125,000 loss in 1995 from the abandonment of certain property and equipment. This loss has been included in other income (expense), net in the accompanying statement of income and retained earnings.


(3)      NOTE RECEIVABLE FROM OFFICER

         The Chairman of the Company was indebted to the Company as of December 31, 1995 under a note totaling $500,000 due January 26, 1997, plus accrued interest of $20,000. The note bears interest at 3.98% per annum. Interest income of $19,000 and $20,000 was recognized for the years ended December 31, 1994 and 1995,

                             SCHELL/MULLANEY, INC.

respectively. Accrued interest is included with prepaid and other current assets in the accompanying balance sheets. The loan is expected to be repaid prior to the closing of the merger with CKS Group, Inc. (see note 8).

(4)      NOTES PAYABLE

         Notes payable consisted of the following:

                                                                                 DECEMBER 31,
                                                                               ---------------
                                                                               1994       1995
                                                                               ----       ----
                                                                                (IN THOUSANDS)
Unsecured note payable to bank, due January 12, 1995, interest at prime
     plus 2% ...........................................................       $500       $ --
Unsecured notes payable to bank, due January 31, 1996, interest and
     prime plus 2% .....................................................        --         500
Installment loan payable, due in equal monthly installments of $3,000, interest at prime plus 1.5%, secured by the Company's furniture and
     fixtures, and personally guaranteed by the shareholders ...........        --         200
                                                                               ----       ----
                                                                                500        700
Less current maturities ................................................        500        540
                                                                               ----       ----
                                                                               $ --       $160
                                                                               ====       ====


         The $500,000 due January 1996 was repaid. The Company's debt agreements contain financial covenants, including but not limited to, debt service and debt to worth ratios. The average interest rate for 1994 and 1995 approximated 10.5% and 10.7%, respectively.

         The Company has obtained a letter of credit for the purchase of supplies in the amount of $81,000. The Company has also obtained a letter of credit as security on its existing lease, issued by Chemical Bank in the amount of $50,000.

(5)      LEASES

         Total rent expense was approximately $242,000, $242,000, and $267,000 for the years ended December 31, 1993, 1994, and 1995, respectively.

                             SCHELL/MULLANEY, INC.

         Future minimum operating lease payments for facilities and equipment are as follows (in thousands):

      Year ending                         Lease        Sublease    Net lease
      December 31,                     commitments      income    commitments
      ------------                     -----------     --------   -----------
          1996 .......................   $  525           359           166
          1997 .......................      566           246           320
          1998 .......................      560           246           314
          1999 .......................      571           246           325
          2000 .......................      382           246           136
          2001 .......................      328           226           102
                                         ------        ------        ------
                                         $2,932         1,569         1,363
                                         ======        ======        ======

(6)      INCOME TAXES

         The components of income taxes, as presented in the accompanying statements of income and retained earnings, are comprised of state and local alternative income taxes as follows (in thousands):

                                                         Year Ended
                                                         December 31,
                                                  -----------------------------
                                                  1993         1994        1995
                                                  ----         ----        ----

      Current .................................   $ 56         $ 49        $ 55
      Deferred ................................     (2)          12          20
                                                  ----         ----        ----
                                                  $ 54         $ 61        $ 75
                                                  ====         ====        ====

         The pro forma provision for income taxes reflects the income tax expense that would have been reported if the Company had been a C Corporation using the asset and liability method. Under this approach deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. The components of unaudited pro forma income taxes for the year ended December 31, 1995 are as follows (in thousands):

       Pro forma income taxes:
       Current ........................................................  $ 37
       Deferred .......................................................   140
       Total pro forma income taxes ...................................  $177
                                                                         ====

         The following tabulation reconciles the expected pro forma corporate federal income tax expense (computed by multiplying the Company's income before income taxes by 34%) to the Company's unaudited pro forma income tax expense for the periods ended December 31, 1995 (in thousands):

                             SCHELL/MULLANEY, INC.

         Expected pro forma income taxes ...........................  $151
         State income taxes, net of federal effect .................    26
                                                                      ----
                  Total pro forma income taxes .....................  $177
                                                                      ====

         The Company reports income on the cash method of accounting for income tax purposes which would have resulted in a deferred tax liability of $327,000 on a pro forma basis.

(7)      EMPLOYEE SAVINGS PLAN
         The Company has a salary reduction employee savings plan for all employees meeting certain minimum requirements. The plan, which is a qualified plan under Section 401(k) of the Internal Revenue Code, allows eligible employees to contribute percentages of their compensation with statutory maximum amounts. The Company may also make contributions at its discretion. Contributions were $25,000, $19,000, and $33,000 for the years ended December 31, 1993, 1994, and 1995, respectively.

(8)      PROPOSED ACQUISITION BY CKS GROUP, INC.
         On June 7, 1996, the Company agreed to be acquired by CKS Group, Inc.
(CKS) for initial consideration consisting of CKS common stock valued at $5 million and up to $9 million of additional common stock if certain performance targets are achieved in 1997 and 1998. Consummation of the transaction is subject to a number of conditions, including the issuance of a permit by the California Department of Corporations following a hearing as to the fairness of the proposed acquisition, the absence of a material adverse change in the business of the Company and other matters.

                     CKS GROUP INC. -- SCHELL/MULLANEY, INC.
             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

         The following unaudited pro forma consolidated balance sheet has been derived from the CKS Group, Inc. (the Company) unaudited consolidated balance sheet as of May 31, 1996 included in the Company's quarterly report on Form 10-Q for the quarter ended May 31, 1996. Adjustments have been made to such information to give effect to the acquisition of Schell/Mullaney, Inc. (Schell/Mullaney) as if it had occurred on the balance sheet date. The unaudited pro forma consolidated balance sheet combines the Company's consolidated balance sheet as of May 31, 1996 with Schell/Mullaney's balance sheet as of June 30, 1996. The unaudited pro forma consolidated balance sheet should be read in conjunction with the consolidated financial statements of the Company and Subsidiaries and Schell/Mullaney, including the notes thereto, contained elsewhere in this Form 8-K.

                                                                The Company  Schell/Mullaney     Pro Forma        Pro Forma
                                                                   Actual        Actual         Adjustments        Combined
                                                                -----------  ---------------    -----------       ---------
         ASSETS
Current assets:
         Cash and cash equivalents .........................     $ 38,960         $  389        $    500(a)
                                                                                                     677(b)         $39,172
         Accounts receivable, net ..........................       10,744          1,020                             11,764
         Fees and expenditures in excess of  billings ......        1,669             --                              1,669
         Prepaid expenses and other current assets .........          924             21                                945
                                                                 --------         ------        --------            -------
                  Total current assets .....................       52,297          1,430            (177)            53,550
Property and equipment, net ................................        3,398            416                              3,814
Note receivable from officer ...............................           --            500             500(a)              --
Deposits ...................................................           --             87                                 87
Goodwill ...................................................           --             --           4,887(c)           4,887
                                                                 --------         ------        --------            -------
                  Total assets .............................     $ 55,695         $2,433        $  4,210            $62,338
                                                                 ========         ======        ========            =======

         LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
         Accounts payable ..................................     $  4,652         $  345        $                   $ 4,997
         Accrued expenses ..................................        3,373             27                              3,400
         Billings in excess of fees and expenditures .......        1,879            506                              2,385
         Current portion of notes payable and
           capital lease obligations .......................          327             40                                367
         Income taxes payable ..............................          381             --                                381
         Deferred income taxes .............................           --             36             337(c)             373
                                                                 --------         ------        --------            -------
                  Total current liabilities ................       10,612            954             337             11,903

Notes payable and capital lease obligations,
  less current portion .....................................          311            140             451
Deferred rent ..............................................           --            353            (353)(c)             --
Deferred income taxes ......................................          256             --             256
                                                                 --------         ------        --------            -------
                  Total liabilities ........................       11,179          1,447             (16)            12,610
                                                                 --------         ------        --------            -------
Commitments
Stockholders' equity:
         Preferred stock; $.001 par value;
           none issued and outstanding .....................           --             --                                 --
         Common stock; $.001 par value; actual -- 12,714,437
           shares issued and outstanding; pro forma
           -- 12,897,503 shares issued and outstanding .....           13             --                                 13
         Common stock; $1.00 par value; actual -- 100
           shares issued and outstanding; pro forma -- none
           issued and outstanding ..........................           --             --
         Additional paid-in capital ........................       40,253             --           5,000             45,253
         Notes receivable from stockholders ................         (292)            --                               (292)
         Retained earnings .................................        4,542            986            (677)(b)
                                                                                                     (97)(c)          4,754
                                                                 --------         ------        --------            -------
                  Total stockholders' equity ...............       44,516            986           4,226             49,728
                                                                 --------         ------        --------            -------
                  Total liabilities and stockholders' equity     $ 55,695         $2,433        $  4,210            $62,338
                                                                 ========         ======        ========            =======




           See accompanying notes to unaudited pro forma consolidated financial information.

                     CKS GROUP INC. -- SCHELL/MULLANEY, INC.
             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

         The following unaudited pro forma consolidated statements of operations combine the Company's operating results for the year ended November 30, 1995 and six month period ended May 31, 1996 with Schell/Mullaney's operating results for the year ended December 31, 1995 and six months ended June 30, 1996, respectively. The unaudited pro forma consolidated statements of operations are not necessarily indicative of the future results of operations of the Company or the results of operations which would have resulted had the Company and Schell/Mullaney been combined during the periods presented. In addition, the pro forma results are not intended to be a projection of future results.

                                                                         Year Ended November 30, 1995
                                                  ---------------------------------------------------------------------------
                                                  The Company      Schell/Mullaney                                  Pro Forma
                                                     Actual          Actual              Pro Forma Adjustments      Combined
                                                  -----------      ---------------       ---------------------      ---------
                                                                 (in thousands, except per share data)
Revenues ...............................            $ 34,792             $ 5,046             $                       $ 39,838
                                                    --------             -------             --------                --------
Operating expenses:
    Direct salaries and related expenses              10,485               3,492               (1,517)(a)              12,460
    Other direct operating expenses ....              13,164                 408                   --                  13,572
    General and administrative expenses                8,688                 602                  205(c)                9,495
                                                    --------             -------             --------                --------
        Total operating expenses .......              32,337               4,502               (1,312)                 35,527
                                                    --------             -------             --------                --------
Operating income .......................               2,455                 544                1,312                   4,311
Other income (expense) .................                 (27)               (101)                 (20)(b)                (148)
                                                    --------             -------             --------                --------
    Income before income taxes .........               2,428                 443                1,292                   4,163
Income taxes ...........................               1,062                  75                  701(d)                1,838
                                                    --------             -------             --------                --------
    Net income .........................            $  1,366             $   368             $    591                $  2,325
                                                    ========             =======             ========                ========
    Pro forma net income
Pro forma net income per share .........            $   0.13                                                         $   0.21
                                                    ========                                                         ========
Shares used in per share compensation ..              10,726                                      183                  10,909
                                                    ========                                 ========                ========

                                                                        Six Months Ended May 31,1996
                                                   --------------------------------------------------------------------------
                                                   The Company     Schell/Mullaney                                  Pro Forma
                                                      Actual           Actual         Pro Forma Adjustments         Combined
                                                   -----------     ---------------    ---------------------         ---------
                                                                 (in thousands, except per share data)
Revenues .................................            $22,895            $ 2,886             $                       $25,781
                                                      -------            -------             --------                -------
Operating expenses:
    Direct salaries and related expenses .              6,775              2,622               (1,536)(a)              7,861
    Other direct operating expenses ......              8,459                206                   --                  8,665
    General and administrative expenses ..              5,284                204                  122(c)               5,610
                                                      -------            -------             --------                -------
      Total operating expenses ...........             20,518              3,032               (1,414)                22,136
                                                      -------            -------             --------                -------
Operating income (loss) ..................              2,377               (146)               1,414                  3,645
Other income (expense) ...................                774                 (3)                 (10)(b)                761
                                                      -------            -------             --------                -------
    Income (loss) before income taxes ....              3,151               (149)               1,404                  4,406
Income taxes .............................              1,106                 --                  441(d)               1,547
                                                      -------            -------             --------                -------
    Net income (loss) ....................            $ 2,045            $  (149)            $    963                $ 2,859
                                                      =======            =======             ========                =======
Pro forma net income (loss) per share ....            $  0.16                                                        $  0.21
                                                      =======                                                        =======
Shares used in per share compensation ....             13,147                                     183                 13,330
                                                      =======                                ========                =======

           See accompanying notes to unaudited pro forma consolidated financial information.

                    CKS GROUP, INC. -- SCHELL/MULLANEY, INC.

                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                              FINANCIAL INFORMATION

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

         All of the shares of outstanding common stock of Schell/Mullaney were exchanged for 183,066 shares of the Company's common stock based on the closing price of the Company's common stock on August 1, 1996. The following adjustments have been reflected in the unaudited pro forma consolidated balance sheet:

         (a) To record the repayment of the $500,000 note receivable from officer prior to closing.

         (b) To reflect the final $677,000 S Corporation distribution prior to closing.

         (c) To record the estimated allocation of purchase price to the net assets of Schell/Mullaney as follows (in thousands):

                  Book value of net assets of Schell/ Mullaney after adjustments (a) and (b)     $    97
                  Deferred rent ............................................................         353
                  Deferred tax liability resulting from conversion to C Corporation status .        (337)
                  Goodwill .................................................................       4,887
                                                                                                 -------
                  Fair value of common stock to be issued in the exchange ..................     $ 5,000
                                                                                                 =======

         The actual allocation of the purchase price will depend upon the composition of Schell/ Mullaney's net assets on the closing date and the Company's evaluation of the fair value of such net assets as of such date. Consequently, the ultimate allocation of purchase price could differ from that presented above.

         The acquisition agreement also provides for additional payments up to $9 million in the form of the Company's common stock in the event certain performance targets are achieved in 1997 and 1998. In the event such payments are made, additional goodwill will be recorded and amortized over its remaining estimated life.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

         The following adjustments have been reflected in the unaudited pro forma consolidated statements of operations:
         (a) To reflect the anticipated reduction in salary and bonus expense as if the employment agreements entered into in conjunction with the acquisition had been in effect from the beginning of the periods presented.
         (b) To eliminate interest income related to the $500,000 note receivable from officer which was repaid prior to the closing.
         (c) To record amortization of goodwill over an estimated life of 20 years.
         (d) To record additional income tax expense at the combined statutory rate as a result of the termination of Schell/Mullaney's S Corporation status effective upon the closing, net of nondeductible goodwill amortization resulting from the acquisition.

                                INDEX TO EXHIBITS

                                                     DESCRIPTION                                     SEQUENTIALLY
             EXHIBIT                                                                                   NUMBERED
              NUMBER                                                                                     PAGE

               2.1   Agreement and Plan of Reorganization, dated as of June 7,
                     1996, by and among CKS Group, Inc., a Delaware corporation, Schell/Mullaney, Inc., a New York corporation, SMI
                     Acquisition Corp., a New York corporation, Michael Schell and Brian Mullaney .*

              23.1   Consent of Independent Auditors.                                                     17

---------------------------------
(*) Filed as an Exhibit to Registrant's Report on Form 8-K dated June 7, 1996, filed with the Commission on June 19, 1996.

                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           CKS GROUP, INC.



Dated:   October 9, 1996                   By: /s/ CARLTON H. BAAB
                                           -------------------------------------
                                           Carlton H. Baab
                                           Executive Vice President,
                                           Chief Financial Officer and Secretary